As filed with the Securities and Exchange Commission on November 24, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TECK RESOURCES LIMITED
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Suite 3300, 550 Burrard Street
Vancouver, British Columbia V6C 0B3
(Address of Principal Executive Offices, Including Zip Code)

Teck Resources Limited 2010 Stock Option Plan
(Full title of the plans)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)
(212) 894-8800
(Telephone number, including area code, of agent for service)

Copies to:
Hellen Siwanowicz	Peter C. Rozee	Edwin S. Maynard
Lang Michener LLP	Teck Resources Limited	Paul, Weiss, Rifkind, Wharton &
Brookfield Place, P.O. Box 747	Suite 3300, 550 Burrard Street	Garrison LLP
Suite 2500, 181 Bay Street	Vancouver, British Columbia,	1285 Avenue of the Americas New
Toronto, Ontario,	Canada	York, New York
Canada	V6C 0B3	10019-6064
M5J 2T7	(604) 699-4000	(212) 373-3000
(416) 360-8600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” or a “smaller reporting company” in Rule 12-b2 of the Exchange Act.

☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☐ Smaller reporting company
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum
Title of securities	to be	offering price	aggregate	Amount of
to be registered	Registered(1)	per share	offering price	registration fee
Class B Subordinate Voting Shares	10,000,000	$49.23(2)	$492,300,000(2)	$35,101

(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued by reason of certain corporate transactions or events, including any stock dividend, stock split or any other similar transaction effected which results in an increase in the number of Class B Subordinate Voting Shares (“Class B Shares”).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended, based on the average of the high and low prices of the Class B Shares as reported on the New York Stock Exchange on November 18, 2010, a date within five business days of the filing of this Registration Statement.

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information
Item 2. Registrant Information and Employee Plan Annual Information
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interests of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption From Registration Claimed
Item 8. Exhibits
Item 9. Undertakings
SIGNATURES
EXHIBIT INDEX
EX-4.2
EX-5.1
EX-10.1
EX-23.1
EX-23.3
EX-23.4
EX-23.5
EX-23.6
EX-23.7

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Teck Resources Limited 2010 Stock Option Plan, as amended (the “Plan”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”), but constitute, along with the documents incorporated by reference into this Registration Statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Item 2. Registrant Information and Employee Plan Annual Information.
     We will furnish without charge to each person to whom the prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Those documents are incorporated by reference in the Section 10(a) prospectus. Requests should be directed to Teck Resources Limited, Suite 3300, 550 Burrard Street, Vancouver, British Columbia V6C 0B3, Attention: Corporate Secretary; Telephone number (604) 699-4000.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed with the Commission are incorporated herein by reference:
1.	The Registrant’s Annual Report on Form 40-F for the year ended December 31, 2009, filed with the Commission on March 24, 2010; and

2.	The description of the Class B Shares as set forth in the Registrant’s Registration Statement on Form 8-A filed on June 19, 2006, and any further amendment or report filed for the purposes of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all Class B Shares offered hereby have been sold or which deregisters all Class B Shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.

Item 5. Interests of Named Experts and Counsel.
     Each of Paul C. Bankes, P.Geo., Americo Zuzunaga, AIMM, Sproule Unconventional Ltd., Don Mills, P.Geol. and Ross Pritchard, P. Eng. is an employee of the Registrant and/or one of its subsidiaries and each is presently eligible to receive options to purchase Class B Shares under the Plan from time to time.
Item 6. Indemnification of Directors and Officers.
     The Registrant is a corporation formed under the Canada Business Corporations Act (the “CBCA”). CBCA corporations may indemnify a current or former director or officer or any other individual who, at the request of the corporation, acts or has acted as a director or officer, or in any similar capacity, of the corporation or any other entity. Such indemnity may include all costs, charges and expenses reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual becomes involved as a result of having acted as a director or officer, or in any similar capacity, of the corporation or such other entity.
     A CBCA corporation may not indemnify such an individual unless the individual has (a) acted honestly and in good faith with a view to the best interests of the corporation or the other entity, as the case may be, and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that their conduct was lawful. Current and former directors and officers, and those acting in a similar capacity, will be entitled to indemnification from a CBCA corporation if they have not been judged by a court or other competent authority to have committed any fault or omitted to do anything they ought to have done and conditions (a) and (b) set out above in this paragraph have been fulfilled. A CBCA corporation may advance moneys to an indemnified individual for the costs, charges and expenses of a proceeding; however, such individual must repay the moneys if they do not fulfill conditions (a) and (b) set out above in this paragraph. CBCA corporations may purchase and maintain liability insurance for the benefit for those individuals entitled to indemnification under the CBCA. In the case of a derivative action, indemnification may only be made with court approval.
     The by-laws of the Registrant provide that, subject to the limitations contained in the CBCA, the Registrant shall indemnify any director or officer, or former director or officer, of the Registrant, or any person who, at the request of the Registrant, acts or has acted as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor (or any person who undertakes or has undertaken any liability on behalf of the Registrant or any such body corporate), together with his or her heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she was made a party by reason of being or having been a director or officer of the Registrant or such body corporate. Such director or officer, or former director or officer, must have acted honestly and in good faith, with a view to the best interests of the corporation, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The by-laws also provide that the Registrant shall indemnify such a party in such other circumstances as the CBCA permits or requires.
     The by-laws of the Registrant provide that it may, subject to the limitations contained in the CBCA, purchase and maintain insurance for the benefit of any person referred to in the foregoing paragraph.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 7. Exemption From Registration Claimed.
     Not applicable.

Item 8. Exhibits.
     The exhibits listed under the caption “Exhibits Index” of this Registration Statement are incorporated by reference herein.
Item 9. Undertakings.
a. The undersigned Registrant hereby undertakes:
     1. To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Country of Canada, on this 24th day of November, 2010.

TECK RESOURCES LIMITED
By:	/s/ Ronald A. Millos
	Name:	Ronald A. Millos
	Title:	Senior Vice President, Finance and Chief Financial Officer

POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Donald R. Lindsay, Ronald A. Millos, Peter C. Rozee and Karen L. Dunfee, and each of them, any of whom may act without the joinder of the other, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on November 24, 2010:

Signature	Capacity	Date

/s/ Donald R. Lindsay	President, Chief Executive Officer and	November 24, 2010
Donald R. Lindsay	Director
(Principal Executive Officer)

/s/ Ronald A. Millos	Senior Vice President, Finance and Chief	November 24, 2010
Ronald A. Millos	Financial Officer (Principal Financial Officer)

/s/ John F. Gingell	Controller	November 24, 2010
John F. Gingell	(Principal Accounting Officer)

/s/ Norman B. Keevil	Chairman of the Board and Director	November 24, 2010
Norman B. Keevil

/s/ Norman B. Keevil III	Director	November 24, 2010
Norman B. Keevil III

/s/ Mayank M. Ashar	Director	November 24, 2010
Mayank M. Ashar

/s/ J. Brian Aune	Director	November 24, 2010
J. Brian Aune

/s/ Jalynn H. Bennett	Director	November 24, 2010
Jalynn H. Bennett

Signature	Capacity	Date

/s/ Hugh J. Bolton	Director	November 24, 2010
Hugh J. Bolton

/s/ Felix P. Chee	Director	November 24, 2010
Felix P. Chee

/s/ Jack L. Cockwell	Director	November 24, 2010
Jack L. Cockwell

/s/ Takashi Kuriyama	Director	November 24, 2010
Takashi Kuriyama

/s/ Takuro Mochihara	Director	November 24, 2010
Takuro Mochihara

/s/ Janice G. Rennie	Director	November 24, 2010
Janice G. Rennie

/s/ Warren S. R. Seyffert	Director	November 24, 2010
Warren S. R. Seyffert

/s/ Chris M. T. Thompson	Director	November 24, 2010
Chris M. T. Thompson

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Certificate and Articles of Amalgamation (incorporated by reference to the Form 6-K filed January 11, 2008).

4.2	Articles of Amendment.

4.3	By-Laws effective June 8, 2000 and confirmed by the shareholders of the Registrant on April 25, 2001 (incorporated by reference to Exhibit 3.2 to the Form 8-A filed June 19, 2006).

4.4	By-Law No. 2 effective November 20, 2007 and confirmed by the shareholders of the Registrant on April 23, 2008 (incorporated by reference to the Form 6-K filed on May 2, 2008).

5.1	Opinion of Lang Michener LLP, counsel to the Registrant, regarding the legality of the securities being registered hereby.

10.1	Teck Resources Limited 2010 Stock Option Plan, as amended.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Lang Michener LLP (included as part of Exhibit 5.1 hereto).

23.3	Consent of Paul C. Bankes, P. Geo.

23.4	Consent of Americo Zuzunaga, AIMM.

23.5	Consent of Sproule Unconventional Ltd.

23.6	Consent of Don Mills, P. Geol.

23.7	Consent of Ross Pritchard, P. Eng.

24.1	Power of Attorney (included in the signature page of this Registration Statement).